WESTERN DIGITAL CORPORATION
AMENDED AND RESTATED
2021 LONG-TERM INCENTIVE PLAN
GRANT NOTICE FOR
PERFORMANCE STOCK UNIT AWARD
FOR GOOD AND VALUABLE CONSIDERATION, Western Digital Corporation (the “Company”), hereby grants to the Participant named below the number of Performance Stock Units (the “PSUs”) listed below (this “Award”) under the Western Digital Corporation 2021 Long-Term Incentive Plan (as amended from time to time, the “Plan”). Each PSU represents the right to receive one share of Common Stock, subject to the terms and conditions in this Grant Notice, the Plan and the Standard Terms and Conditions (the “Standard Terms and Conditions”) of such Plan, attached as Exhibit A hereto. Capitalized terms not otherwise defined here shall have the meaning set forth in the Plan.

Name of Participant:
Employee ID
Grant Date:
Grant Number
Target Number of PSUs:
Vesting Schedule:
The vesting date of the PSUs is [ ] (the “Vesting Date”). Vesting shall be subject to Participant’s Continuous Service from the Grant Date through the Vesting Date, unless provided otherwise under Section 2 of the Standard Terms and Conditions.

Performance Period and Measurement Periods:
The PSUs shall be eligible to vest based on performance during the three-year Performance Period, which spans the First, Second and Third Measurement Periods (the “Annual Measurement Periods”). The Performance Period begins on the first day of the First Measurement Period and ends on the last day of the Third Measurement Period.
•First Measurement Period begins [ ] and ends [ ].
•Second Measurement Period begins [ ] and ends [ ].
•Third Measurement Period begins [ ] and ends [ ].
The actual number of PSUs that may become eligible to vest on the Vesting Date is based on the achievement of financial metrics over each Annual Measurement Period and may range from [0%] to [200%] of the Target Number of PSUs, subject to forfeiture as provided in the Standard Terms and Conditions, and further subject to adjustment based upon a Relative TSR Modifier measured over the Performance Period, all as determined in accordance with Exhibit B, but not to exceed [220%].

IN CONNECTION WITH THIS GRANT, AND IN ADDITION TO THIS GRANT NOTICE, PARTICIPANT HAS RECEIVED A COPY OF THE PLAN AND THE STANDARD TERMS AND CONDITIONS. PARTICIPANT MAY REJECT THIS AWARD BY NOTIFYING THE COMPANY NO LATER THAN THE FIFTH BUSINESS DAY FOLLOWING RECEIPT OF THIS AWARD DOCUMENT. FAILURE TO REJECT THIS AWARD WITHIN SUCH 5-DAY PERIOD SHALL BE DEEMED ACCEPTANCE OF THIS AWARD AND THE TERMS AND CONDITIONS OF THE AWARD DOCUMENT.
Grant Notice for
Performance Stock Unit Award

EXHIBIT A

WESTERN DIGITAL CORPORATION
AMENDED AND RESTATED
2021 LONG-TERM INCENTIVE PLAN

STANDARD TERMS AND CONDITIONS FOR
PERFORMANCE STOCK UNITS
These Standard Terms and Conditions apply to this Award of Performance Stock Units granted under the Western Digital Corporation 2021 Long-Term Incentive Plan (the “Plan”). The Performance Stock Units are also subject to the terms of the Plan and the attached Grant Notice, which are incorporated here by this reference. Capitalized terms not otherwise defined here shall have the meaning set forth in the Plan.
1.TERMS OF PERFORMANCE STOCK UNITS
Western Digital Corporation (the “Company”) has granted to the Participant named in the attached Grant Notice an award of Performance Stock Units (this “Award” or the “PSUs”) described in the Grant Notice, with each PSU representing the right to receive one share of Common Stock. For purposes of these Standard Terms and Conditions and the Grant Notice, any reference to the Company shall include a reference to any Subsidiary.
2.VESTING AND SETTLEMENT OF PERFORMANCE STOCK UNITS
(a)The Award shall be unvested as of the Grant Date and be forfeitable unless and until otherwise vested pursuant to the terms of the Grant Notice and these Standard Terms and Conditions. After the Grant Date, subject to termination or acceleration as provided in these Standard Terms and Conditions and the Plan, this Award shall become vested as described in the Grant Notice. PSUs that have vested and are no longer subject to forfeiture are referred to as “Vested PSUs.” PSUs that are not vested and remain subject to forfeiture are referred to as “Unvested PSUs.” No portion of this Award, nor the shares of Common Stock subject to this Award, may be deferred under the Western Digital Corporation Deferred Compensation Plan (or any applicable successor plan) or any other deferred compensation arrangement of the Company.
Following the end of each Annual Measurement Period, the Administrator shall determine the extent to which the applicable performance goals have been achieved with respect to such Measurement Period. Following the end of the Performance Period, the Administrator shall determine the number of whole or fractional PSUs eligible to vest based on the average achievement of performance goals for each Annual Measurement Period over the Performance Period. Any PSUs (including any related credited dividend equivalents) that do not become eligible to vest shall terminate as of the end of the Performance Period. The PSUs that become eligible to vest based on performance during the Performance Period shall vest on the Vesting Date set forth in the Grant Notice, subject to Continuous Service through such date, except as expressly provided in Section 2(b), 2(c) or 2(d) below. The Company shall deliver to the Participant on the Settlement Date a number of whole or fractional shares of Common Stock equal to the number of Vested PSUs. The Company may, in its sole discretion, settle any PSUs accrued as dividend equivalents by a cash payment equal to the Fair Market Value of a share of Common Stock on the date of payment (as opposed to payment in the form of shares of Common Stock). “Settlement Date” means: as soon as practicable following the vesting of the PSUs on the Vesting Date but in no event later than December 31 of the calendar year in which the Vesting Date occurs.
(b)Termination without Cause under the Executive Severance Plan. For a Participant who is subject to the terms of the Western Digital Corporation Amended and Restated Executive Severance Plan, as applicable (or any applicable successor plan) (the “Executive Severance Plan”) at the time of termination of Continuous Service, then upon Participant’s termination of employment by the Company without Cause (as defined in the Executive Severance Plan) under circumstances that would entitle the Participant to severance benefits under the Executive Severance Plan, subject to compliance with the terms of the Executive Severance Plan, then the PSUs will be payable in accordance with the Vesting Schedule set forth in the Grant Notice above, with no acceleration, and vest as follows:
Exhibit A
Standard Terms and Conditions

(i)    If the Performance Period has not ended as of the date of termination of Continuous Service, the PSUs (and any credited dividend equivalent rights) will remain outstanding and a pro-rated portion will vest, if at all, based on the actual achievement of the applicable performance goal(s) with respect to the Annual Measurement Periods over the Performance Period, including the Relative TSR Modifier, (with the number of shares vesting determined before taking the crediting of (if applicable) dividend equivalent rights into account) with such pro-rated portion equal to a fraction with a numerator equal to the total number of calendar days in the period beginning with the first day of the First Measurement Period through and including the Participant’s termination of Continuous Service and a denominator equal to the total number of calendar days in the Performance Period.
(ii)    If the Performance Period has ended as of the date of termination of Continuous Service, the PSUs (and any credited dividend equivalents) will remain outstanding and will vest, if at all, based on the actual achievement of the applicable performance goal(s) with respect to the Annual Measurement Periods over the Performance Period, including the Relative TSR Modifier.
Any Unvested PSUs that do not vest as described above shall be forfeited as of the date of the Participant’s termination of Continuous Service.
(c)Termination without Cause or for Good Reason under the Change in Control Severance Plan. For a Participant who is subject to the terms of the Western Digital Corporation Amended and Restated Change in Control Severance Plan, as applicable (or any applicable successor plan) (the “CIC Severance Plan”) at the time of termination of Continuous Service, then upon Participant’s termination of employment by the Company without Cause or due to a resignation by Participant for Good Reason (both as defined in the CIC Severance Plan) under circumstances that would entitle the Participant to severance benefits under the CIC Severance Plan, subject to compliance with the terms of the CIC Severance Plan, the PSUs (and any credited dividend equivalents) will be payable upon the Participant’s termination of Continuous Service and vest as follows:
(i)If the Performance Period has not ended as of the date of termination of Continuous Service, the number of shares of Common Stock that will vest shall be equal to the greater of (x) the target number of PSUs or (y) the number of shares of Common Stock subject to the PSUs that would vest based on the treatment set forth in the definitive agreement providing for the Change in Control.
(ii)If the Performance Period has ended as of the date of termination of Continuous Service, the PSUs will remain outstanding and will vest, if at all, based on the actual achievement of the applicable performance goals over the Performance Period, including the Relative TSR Modifier.
(d)Termination due to Death; Termination due to a Qualifying Retirement. (1) Upon Participant’s termination of Continuous Service due to death, or (2) upon Participant’s termination of employment due to a Qualifying Retirement (as defined below), the PSUs will be payable in accordance with the Vesting Schedule set forth in the Grant Notice above, with no acceleration, and vest as follows:
(i)If the Performance Period has not ended as of the date of termination of Continuous Service, the PSUs (and any credited dividend equivalent rights) will remain outstanding and a pro-rated portion will vest, if at all, based on the actual achievement of the applicable performance goal(s) with respect to the Annual Measurement Periods over the Performance Period, including the Relative TSR Modifier, (with the number of shares vesting determined before taking the crediting of (if applicable) dividend equivalent rights into account) with such pro-rated portion equal to a fraction with a numerator equal to the total number of calendar days in the period beginning with the first day of the First Measurement Period through and including the Participant’s termination of Continuous Service and a denominator equal to the total number of calendar days in the Performance Period.
(ii)    If the Performance Period has ended as of the date of termination of Continuous Service, the PSUs (and any credited dividend equivalents) will remain outstanding and will vest, if at all, based on the actual achievement of the applicable performance goal(s) with respect to the Annual Measurement Periods over the Performance Period, including the Relative TSR Modifier.
“Qualifying Retirement” means the termination of the Participant’s employment with the Company and its Subsidiaries due to his or her retirement from employment with the Company or one of its Subsidiaries after satisfying all of the following requirements at the time of such termination: (i) the Participant is at least 55 years of age, (ii) the Participant has five or more whole years of credited service with the Company and/or any of its Subsidiaries; and (iii) the Participant’s age plus years of credited service with the Company and/or any of its Subsidiaries (including only whole years in the case of both age and credited service for purposes of this requirement) totals at least 70.
Any Unvested PSUs that do not vest as described above shall be forfeited as of the date of the Participant’s termination of Continuous Service, provided that the Unvested PSUs shall remain eligible to vest in accordance with the Grant Notice and these Standard Terms and Conditions in the event the Participant terminates employment due to a Qualifying Retirement yet continues to provide services to the Company and its Subsidiaries in a capacity other than as an employee. Such continued vesting is subject to the Participant’s Continuous Services through the Vesting Date.
(e)Resignation. Upon Participant’s termination of Continuous Service by the Company due to a resignation by Participant for any reason, other than a Qualifying Retirement or a resignation for Good Reason under circumstances that would entitle the Participant to severance benefits under the CIC Severance Plan, subject to compliance with the terms of the CIC Severance Plan, the PSUs held by the Participant shall be forfeited as of the date of the Participant’s termination of Continuous Service.
(f)Upon Participant’s termination of Continuous Service by the Company for Cause, the entire Award held by the Participant shall be forfeited as of the date of the Participant’s termination of Continuous Service.
(g)Non-U.S. Eligible Employees Participating in the Executive Severance Plan and Change in Control Severance Plan. For avoidance of doubt, if Participant is not a U.S. Eligible Employee (as defined in the applicable severance plan), the Participant will only be eligible for the vesting treatment on a termination without Cause as described in Section 2(b) or termination without Cause or resignation for Good Reason as described in Section 2(c) in accordance with the terms of the applicable severance plan, which provides that the administrator of such severance plan will compare any Local Severance Benefits (as defined in the applicable severance plan) with the Plan Severance Benefits (as defined in the applicable severance plan) and if the value of the Local Severance Benefits equals or exceeds the value of the Plan Severance Benefits, the Participant will not be eligible to receive the vesting treatment on a termination without Cause as described in Section 2(b) or termination without Cause or resignation for Good Reason as described in Section 2(c). For the avoidance of doubt, a Participant who is retirement-eligible and receives Local Severance Benefits shall also receive the vesting treatment described in Section 2(d) as though the Participant had experienced a Qualifying Retirement.
3.RIGHTS AS STOCKHOLDER; DIVIDEND EQUIVALENTS
(a)Participant shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any PSUs unless and until shares of Common Stock settled for such PSUs shall have been issued by the Company to Participant.
(b)Notwithstanding Section 3(a), from and after the Grant Date and until the earlier of (i) the Participant’s receipt of Common Stock upon settlement of the PSUs and (ii) the time when the Participant’s right to receive Common Stock upon settlement of the PSUs is forfeited, the Participant shall be entitled to receive as a dividend equivalent a number of additional PSUs on the date that the Company pays a cash dividend (if any) to Common Stock holders generally. Such dividend equivalent shall be determined by dividing (i) the product of (A) the dollar amount of the cash dividend paid per share of Common Stock on such date and (B) the total number of PSUs (including dividend equivalents accrued thereon) previously credited to the Participant as of such date, by (ii) the Fair Market Value per share of Common Stock on such date. Such dividend equivalents (if any) shall be subject to the same terms and conditions and shall be settled or forfeited in the same manner and at the same time as the PSUs to which the dividend equivalents were credited. Dividend equivalents may be settled in whole or fractional shares of Common Stock, in the sole discretion of the Administrator (with any fractional PSUs that are not settled in shares of Common Stock settled in cash). However, for the avoidance of doubt, the Company may, in its sole discretion, settle any PSUs accrued as dividend equivalents by a cash payment equal to the Fair Market Value of a share of Common Stock on the date of payment (as opposed to payment in the form of shares of Common Stock). For the avoidance of doubt, in no event will any dividend equivalents credited to PSUs be delivered to the Participant unless and until such PSUs vest and settle.
4.RESTRICTIONS ON RESALES OF SHARES
The Company may impose such restrictions as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any shares of Common Stock issued pursuant to Vested PSUs, including (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and other holders and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.
5.INCOME TAXES
The Participant may satisfy tax withholding obligations relating to the PSUs by any combination of the following: (i) a cash payment; (ii) a Company deduction from any amounts payable to Participant; (iii) Company withholding of shares from the Common Stock issuable to the Participant in connection with the PSUs (only up to the amount permitted that will not cause an adverse accounting consequence); or (iv) Company withholding a payment from the proceeds from the sale of shares of Common Stock issued pursuant to the PSUs. In addition, the Administrator may, in its sole discretion but only to the extent consistent with Section 409A of the Code, reduce the number of PSUs remaining subject to this Award, with each such PSU to have a value for such purpose equal to the then Fair Market Value of a share of Common Stock, to satisfy such withholding obligation at the applicable withholding rates.
6.NON-TRANSFERABILITY OF AWARD
The Participant agrees that, except as otherwise provided in the Plan or as permitted by the Administrator, this Award may not be sold, assigned, transferred, pledged or otherwise directly or indirectly encumbered or disposed of other than by will or the laws of descent and distribution or pursuant to the terms of a qualified domestic relations order, official marital settlement agreement or other divorce or separation instrument.
7.OTHER AGREEMENTS SUPERSEDED
The Grant Notice, these Standard Terms and Conditions and the Plan constitute the entire understanding between the Participant and the Company regarding this Award. Any prior agreements, commitments or negotiations concerning this Award are superseded.
8.NO ADDITIONAL RIGHTS
The Participant’s receipt of the PSUs does not confer upon the Participant any right to continue to serve the Company or an Affiliate in any capacity and will not affect the right of the Company or an Affiliate to terminate the service of the Participant.
9.GENERAL
(a)In the event that any provision of these Standard Terms and Conditions (including, for the avoidance of doubt, the Plan, which is incorporated here by this reference) is declared to be unenforceable by an arbitrator selected in accordance with Section 11 below or a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it enforceable, or otherwise deleted, and the remainder of these Standard Terms and Conditions shall not be affected except to the extent necessary to reform or delete such unenforceable provision. Furthermore, except as otherwise provided by Section 11, it is the parties’ intent that any order striking any portion of this Award Document and/or the Plan should modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties hereunder.
(b)The headings preceding the text of the sections in these Standard Terms and Conditions are inserted solely for convenience of reference, and shall not constitute a part of these Standard Terms and Conditions, nor shall they affect its meaning, construction or effect. References to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by the Plan or these Standard Terms and Conditions.
(c)These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties and their respective permitted heirs, beneficiaries, successors and assigns.
(d)These Standard Terms and Conditions shall be interpreted in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of law.
(e)In the event of any conflict between the Grant Notice, these Standard Terms and Conditions and the Plan, the Grant Notice and these Standard Terms and Conditions shall control. In the event of any conflict between the Grant Notice and these Standard Terms and Conditions, the Grant Notice shall control.
(f)The PSUs and any shares of Common Stock acquired under the Plan, and the income and value of the same, are not part of the Participant’s normal or expected compensation for any purposes including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, leave-related pay, pension or retirement benefits or payments or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Participant’s employer or any Subsidiary.
(g)All questions under the Plan or under these Standard Terms and Conditions shall be decided by the Administrator in its total and absolute discretion.
(h)This Award will be subject to recoupment in accordance with the Company’s compensation recovery (clawback) policy or policies then in effect. No recovery of compensation under any such policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or a Subsidiary.
10.ELECTRONIC DELIVERY
By accepting the Grant Notice, the Participant hereby consents to the delivery of information (including, without limitation, information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company and the Subsidiaries, the Plan, and the PSUs via Company web site or other electronic delivery.
11.ARBITRATION
Any controversy arising out of or relating to the Grant Notice, these Standard Terms and Conditions, and/or the Plan (“Covered Claims”), shall be resolved in accordance with the terms and conditions of the Western Digital Technologies, Inc. Dispute Resolution Agreement (the “DRA”), except with respect to any specific performance provided for in Section 13(d) below.
If, however, Participant has opted out of the DRA, any Covered Claims shall be submitted to arbitration pursuant to this Section 11. Such arbitration shall be held in Orange County, California, U.S.A., before a sole arbitrator selected from Judicial Arbitration and Mediation Services, Inc., Orange, California, or its successor (“JAMS”), or if JAMS is no longer able to supply the arbitrator, such arbitrator shall be selected from the American Arbitration Association, and shall be conducted in accordance with the provisions of the Federal Arbitration Act; provided, however, that provisional injunctive relief may, but need not, be sought by either party in a court of law to maintain the status quo while arbitration proceedings are pending, and any provisional injunctive relief granted by such court shall remain effective until the matter is finally determined by the arbitrator. Any such action for provisional injunctive relief shall be subject to the exclusive jurisdiction of the Delaware Chancery Court and each party consents to jurisdiction with respect to any such action in Delaware Chancery Court. To the fullest extent permitted by applicable law, Participant and the Company agree to bring any Covered Claims on an individual basis only, and not on a class, collective, joint, or representative basis. If, however, the preceding sentence be determined invalid or unenforceable by a court of competent jurisdiction and not by an arbitrator with respect to any particular Covered Claim, then that Covered Claim will not proceed in arbitration but rather will be resolved in a court of competent jurisdiction for that Covered Claim only. All other Covered Claims must be resolved in arbitration on an individual basis. Any award or relief granted by the arbitrator shall be final and binding on the Company and the Participant and may be enforced by any court of competent jurisdiction.
The Company shall be responsible for payment of the forum costs of any arbitration hereunder, including the arbitrator’s fee. Each party shall bear its own attorney’s fees and costs (other than forum costs associated with the arbitration) incurred by it or him or her in connection with the resolution of the dispute. If, however, any party prevails on a statutory claim, which affords the prevailing party attorneys’ fees and costs, then the arbitrator may award reasonable fees and costs to the prevailing party. The parties agree that they are hereby waiving any rights to trial by jury in relation to any matter arising out of or in any way connected with any Covered Claim(s).
12.NON-U.S. EMPLOYEES
The Award shall be subject to any additional terms and conditions for non-U.S. employees set forth in Appendix A (“Appendix A”) and any terms and conditions for the Participant’s country set forth in Appendix B (“Appendix B”). Moreover, if the Participant relocates to one of the countries included in Appendix B, the terms and conditions for such country will apply to the Participant to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendix A and Appendix B constitute part of the Agreement.
13.ADDITIONAL PARTICIPANT OBLIGATIONS

(a)    The Participant, in accepting this Award, (i) agrees to the terms of this Award as set forth in this Award Document generally, and (ii) specifically (and without limiting the generality of clause (i)) agrees to the provisions of this Section 13.
(b)     The Participant acknowledges that, in the course of the Participant’s employment with the Company and/or its Subsidiaries and their predecessors, the Participant has become familiar, or will become familiar, with the Company’s and its Subsidiaries’ and their predecessors’ trade secrets and with other confidential and proprietary information concerning the Company, its Subsidiaries and their respective predecessors and that the Participant’s services have been and will be of special, unique and extraordinary value to the Company and its Subsidiaries. The Participant agrees that the covenants set forth in Sections 13(b) and (c) (together, the “Restrictive Covenants”) are reasonable and necessary to protect the Company’s and its Subsidiaries’ trade secrets and other confidential and proprietary information, good will, stable workforce, and customer relations.
(c)    Without limiting the generality of the Participant’s agreement in Section 13(b), the Participant (i) represents that the Participant is familiar with and has carefully considered the Restrictive Covenants, (ii) represents that the Participant is fully aware of the Participant’s obligations hereunder, (iii) agrees to the reasonableness of the length of time, scope and geographic coverage, as applicable, of the Restrictive Covenants, (iv) agrees that the Company and its Subsidiaries currently conduct business throughout the world, and (v) agrees that the Restrictive Covenants will continue in effect for the applicable periods set forth above in this Section 13 regardless of whether the Participant is then entitled to receive any form of compensation, severance pay or benefits from the Company or any of its Subsidiaries. The Participant understands that the Restrictive Covenants may limit the Participant’s ability to earn a livelihood in a business similar to the business of the Company or any of its Subsidiaries, but the Participant nevertheless believes that the Participant has received and will receive sufficient consideration and other benefits as an employee of the Company or one of its Subsidiaries, and as otherwise provided hereunder, to clearly justify such restrictions which, in any event (given the Participant’s education, skills and ability), the Participant does not believe would prevent the Participant from otherwise earning a living. The Participant agrees that the Restrictive Covenants do not confer a benefit upon the Company and its Subsidiaries that is disproportionate to the detriment of the Participant.
(d)    The Participant agrees that a breach by the Participant of any of the covenants in this Section 13 would cause immediate and irreparable harm to the Company that would be difficult or impossible to measure, and that damages to the Company for any such injury would therefore be an inadequate remedy for any such breach. Therefore, the Participant agrees that in the event of any breach or threatened breach of any provision of this Section 13, the Company (or its applicable Subsidiary, as the case may be) shall be entitled, in addition to and without limitation upon all other remedies the Company (or any of its Subsidiaries) may have under this Award Document, at law or otherwise, to obtain specific performance, injunctive relief and/or other appropriate relief (without posting any bond or deposit) in order to enforce or prevent any violations of the provisions of this Section 13, or require the Participant to account for and pay over to the Company all compensation, profits, moneys, accruals, increments or other benefits derived from or received as a result of any transactions constituting a breach of this Section 13 if and when final judgment of a court of competent jurisdiction or arbitrator, as applicable, is so entered against the Participant. The Participant further agrees that the applicable period of time any Restrictive Covenant is in effect following the date of the Participant’s termination of Continuous Service shall be extended by the same amount of time that the Participant is in breach of any Restrictive Covenant following the date on which the Participant’s Continuous Service terminates. The Participant further agrees that in the event of any breach of any provision of this Section 13, in addition to and without limitation upon all other remedies the Company (or any of its Subsidiaries) may have under this Award Document, at law or otherwise, this Award (to the extent outstanding at the time of such breach) shall automatically terminate and be forfeited as of the time of such breach.

EXHIBIT B

PERFORMANCE STOCK UNIT AWARD
Performance Measures and Goals

[To be inserted]
Exhibit B
Performance Measures and Goals

EXHIBIT B-1

PERFORMANCE STOCK UNIT AWARD
Performance Measures and Goals

[To be inserted]

EXHIBIT B-2

PERFORMANCE STOCK UNIT AWARD
Performance Measures and Goals

[To be inserted]

EXHIBIT B-3

PERFORMANCE STOCK UNIT AWARD
Performance Measures and Goals

[To be inserted]

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